UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORO CAPITAL CORPORATION, INC.
(Name of small business issuer in its charter)

Nevada	1000	99-0379440
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

Oro Capital Corporation, Inc.
23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
Tel: +27764965865
 (Address and telephone number of principal executive offices and principal place of business)

Danny Aaron, President
    Oro Capital Corporation, Inc.
     23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
Tel: +27764965865
 (Name, address and telephone number of agent for service)

Copies to:
Charles Barkley, Esq.
6201 Fairview Road, Suite 200
Charlotte, NC 28210
(704) 944-4290
(704) 944-4280 (fax)

January 31, 2013

From time to time after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration Fee
Securities to be Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	1,000,000	0.04	$40,000	$1.57

Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act and assumes that we will sell all shares in the offering. We may receive only nominal proceeds in this offering. No exchange or over the counter market exists for our common stock. Our offering price per share was arbitrarily determined in order for us to raise $40,000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The Date of this Preliminary Prospectus is January 31, 2013

PRELIMINARY PROSPECTUS
(Subject to Completion)

ORO CAPITAL CORPORATION
Shares of Common Stock
1,000,000 Common Shares

Before this offering, there has been no public market for our common stock. We intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority. There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

We are offering 1,000,000 common shares in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.04 per share.  There is no minimum offering and there are no arrangements to place the funds in an escrow, trust, or similar account. The Company will be able to use the net proceeds immediately upon receipt.

Our common stock will be sold on our behalf by Danny Aaron, our sole officer and director. Mr. Aaron will not receive any commissions or proceeds from the offering for selling shares on our behalf.

Investing in our common stock involves risks. See “Risk Factors” starting at page 8

	Offering Price	Expenses	Proceeds to Us
Per Share – Gross Proceeds	$0.04	$0.005	$0.035

Total – Gross Proceeds	$40,000	$13,002	$26,998

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act (the “JOBS” Act). See, Risk Factors.

The information contained in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither this prospectus nor the selling stockholders is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(1) This is a non-contingent Offering and there is no minimum number of Shares required to be sold. As a result, the proceeds from sales will be expended by the Company without escrow, minimums or other conditions.

(2) The Shares will be offered by officers and directors. Danny Aaron, our CEO and Director, under exemptions afforded by 3(a)-4. No commission, discount, finder’s fee, or other similar remuneration or compensation shall be paid, directly or indirectly, to any officer or director for soliciting any prospective purchaser unless that person is either registered or exempt from registration. The Company does not anticipate the use of underwriters. No commission, discount, finder’s fee, or other similar remuneration or compensation shall be paid, directly or indirectly, to any officer or director for soliciting any prospective purchaser unless that person is either registered or exempt from registration. The Company does not anticipate the use of such persons or firms.

(3) The Offering will terminate on the earliest of: (a) the date the Company, in its discretion, elects to terminate, or (b) the date upon which all Shares have been sold, or (c) 270 days from the date this prospectus becomes effective (the “Offering Period”.)

THESE ARE EXTREMELY SPECULATIVE SECURITIES WHICH INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST IN THESE SHARES. THIS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION OF AN OFFER IN ANY JURISDICTION WHERE SUCH WOULD BE ILLEGAL.

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY, NOR HAS ANY SUCH REGULATORY BODY REVIEWED THIS OFFERING MEMORANDUM FOR ACCURACY OR COMPLETENESS. BECAUSE THESE SECURITIES HAVE NOT BEEN SO REGISTERED, THERE MAY BE RESTRICTIONS ON THEIR TRANSFERABILITY OR RESALE BY AN INVESTOR.

EACH PROSPECTIVE INVESTOR SHOULD PROCEED ON THE ASSUMPTION THAT HE MUST BEAR THE ECONOMIC RISKS OF THE INVESTMENT FOR AN INDEFINITE PERIOD, SINCE THE SECURITIES MAY NOT BE SOLD UNLESS, AMONG OTHER THINGS, THEY ARE SUBSEQUENTLY REGISTERED UNDER THE APPLICABLE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THERE IS NO TRADING MARKET FOR THE COMPANY’S SHARES OF COMMON STOCK AND THERE CAN BE NO ASSURANCE THAT ANY MARKET WILL DEVELOP IN THE FUTURE OR THAT THE SHARES WILL BE ACCEPTED FOR INCLUSION ON NASDAQ OR ANY OTHER TRADING EXCHANGE AT ANY TIME IN THE FUTURE.

No person is authorized to give any information or make any representation not contained in the Memorandum and any information or representation not contained herein must not be relied upon. Nothing in this Memorandum should be construed as legal or tax advice.

This Offering is made subject to withdrawal, cancellation, or modification by the Company without notice and solely at the Company’s discretion. The Company reserves the right to reject any subscription or to allot to any prospective investor less than the number of Shares subscribed for by such prospective investor.

The Date of this Preliminary Prospectus is January 31, 2013

 PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to ORO CAPITAL CORPORATION , while the term “Oro Captial Corp.” refers to Oro Capital Corporation  in its corporate capacity.

NOTICE TO NON-U.S. RESIDENTS:

IT IS YOUR RESPONSIBILITY TO SATISFY YOURSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE U.S. IN CONNECTION WITH YOUR PURCHASE OF THE SHARES, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

IF YOU HAVE ANY QUESTIONS PLEASE WRITE OR CALL:

Mr. Danny Aaron, CEO
23 Dassan Island Drive
Plettenberg Bay, 6600
South Africa
Tel: +27764965865

Our Business

We were incorporated on December 29, 2010 in the State of Nevada. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to conduct exploration activities on the Shipman Diamond Project which is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman. Oro Capital Corporation has acquired a 100% interest in the Project. We intend to explore for diamond-bearing kimberlite on the property

We do not have any revenues or substantial operations, and we have no assets and have incurred losses since inception.  Our net loss since inception is $33,852, of which we paid $6,250 for office rent, $6,250 for consulting fees, and $12,380 for legal and accounting fees.  We expect to incur additional expenses of approximately $10,000 as a result of becoming a public company.  These increased expenses will be the result of increased audit, legal and Edgar fees.

Currently we have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

About Us

Our administrative office is located at 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Upon effectiveness of our registration statement, management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board. There can be no assurance that any market will be established or maintained.

The Offering

Following is a brief summary of this offering:

This prospectus relates to the sale of 1,000,000 shares of common stock, par value of $0.00001.

As of January 31, 2013 we had 5,000,000 shares of common stock outstanding and one stockholder. The number of shares registered under this prospectus would represent approximately between 16.67% of the total common stock outstanding, based on the amount of shares sold.

Securities being offered	1,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.04
Offering period	Our shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $34,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering is completely sold	6,000,000

Selected Financial Data

The following selected financial data have been derived from the Company’s financial statements which have been audited by M&K CPAS, PLLC, an independent registered public accounting firm.

The summary financial data as of January 31, 2013 are derived from our financial statements, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $33,852 since inception and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the financial statements and related notes presented in this section.

	As of January 31, 2013 (unaudited)	As of July 31, 2012 (audited)

Balance Sheet
Total Assets	$-	4,000
Total Liabilities	$19,205	18,000
Stockholders’ Deficit	$(19,205)	(14,000)

December 29, 2010 (Inception) to January 31, 2013 (unaudited)

Income Statement
Revenue	$0
Total Expenses	$33,852
Net Loss	$(33,852)

THE OFFERING

The Company is offering up to 1,000,000 shares of common voting stock for a price of $0.04 per share.

Common stock offered:

Shares of Common Stock Offered, $0.001 par value	1,000,000 shares

Shares of Common Stock Outstanding, $0.001 par value	5,000,000

Common stock outstanding After Offering	6,000,000 shares (1)

Use of proceeds	We will receive the net proceeds from the sale of the shares which we expect to expend on developing an exploration stage mining concern.

Risk Factors	You should read the section titled “Risk Factors” beginning on page 9 as well as other cautionary statements throughout this prospectus before investing in any shares offered hereunder.

1.           Assume sale of all shares.

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Please consider the following risk factors before deciding to invest in our common stock. We discuss all material risks in the risk factors.

Risks associated with ORO CAPITAL CORPORATION.

1.	WE ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE AND OUR AUDITORS NOTE THAT THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS GOING CONCERN.

Our auditors have noted that our ability to become a going concern is dependent on our continued ability to obtain additional financing. We have not achieved profitability and expect to continue to incur net losses since inception. Our plan of operation is limited to finding diamond-bearing kimberlite pipes. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations. We have no plans or funds for diamonds extraction. Accordingly, we will not generate any revenues as a result of your investment.

Our financial statements have been prepared on a going concern basis, which implies we will continue to meet our obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.  As at January 31, 2013 the Company had a working capital deficiency, had not generated revenues and has accumulated losses of $33,852 (July 31, 2012: $25,047) since inception.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding our ability to continue as a going concern.

2.	Our plan of operation is limited to finding diamond-bearing kimberlite pipes. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there is diamond-bearing kimberlite pipes on the property beneath the surface. Exploration work is designed to determine whether the Shipman Diamond Project block contains diamond-bearing kimberlite and exploration does not contemplate extraction of the diamonds. We have no plans or funds for diamonds extraction. Accordingly, we will not generate any revenues as a result of your investment.

3.	Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

4.	We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in December 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $33,852. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we will require future financing and even the we may not generate revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

5.
Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

6.	Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without finding a diamond-bearing kimberlite, we cannot generate revenues and you will lose your investment.

7.	Weather interruptions in the province of Saskatchewan may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

1.
Our Sole Officer and Director Mr. Aaron has other outside business activities.

Mr. Aaron has other outside business interests and therefore will only be devoting 10% of his time, or four hours per week to our operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

2.
Our Sole Officer and Director Mr. Aaron has not visited the claims.

Mr. Danny Aaron, our sole officer and director, has not visited the physical site of the claims. Therefore we are relying entirely upon the assessments of  unaffiliated third parties and we will have little or no recourse against them if the representations turn out to be untrue.

Risks associated with this offering:

8.	If our sole officer and director should resign or die without having found replacements, our operations will be suspended or will cease. If that should occur, you could lose your entire investment.

We have one sole officer and director. We are entirely dependent upon him to conduct our operations. If he should resign or die, there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find other person(s) to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

9.
Because our sole officer and director who is also our sole promoter, will own 80% of our total outstanding common stock, he will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of our shares.

If all 1,000,000 shares of common stock in this offering are sold, Mr. Aaron will own 83.3% of the total outstanding common stock; Mr. Aaron will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

10.	Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

11.
Because our sole employee occupies all corporate positions, our internal controls over financial reporting may not be considered effective in the future, which could result in a loss of investor confidence in our financial reports and in turn have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 we are required to furnish a report by our management on our internal controls over financial reporting. Such report must contain, among other matters, an assessment of the effectiveness of our internal controls over financial reporting as of the end of the year, including a statement as to whether or not our internal controls over financial reporting are effective. This assessment must include disclosure of any material weaknesses in our internal controls over financial reporting identified by management.  Since we have only one employee who occupies all corporate positions in the company, we will not be able to assets that our internal controls are effective because there will be no independent decision making.  If we are unable to continue to assert that our internal controls are effective, our investors could lose confidence in the accuracy and completeness of our financial reports, which in turn could cause our stock price to decline.

12.
Because we have only one officer and director, who lacks formal training in financial accounting and management and who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. he lacks formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission, which ultimately could cause you to lose your investment.

13.
Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

 Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The hiring of additional experienced personnel will result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

14.	We are an “emerging growth company,” and the reduced disclosure requirements applicable to “emerging growth companies” could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a)(19)(B) of the Securities Act of 1933, as amended. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the fifth anniversary of the date of the first sale of common equity securities pursuant  to an effective registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on October 31.

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

15.	We have elected under the JOBS Act to delay the adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

16.	We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company”.

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.  Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

17.	While we currently qualify as an “emerging growth company” under the JOBS Act, we will lose that status at the latest by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, which will increase the costs and demands placed upon management.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million.

18.	While we currently qualify as an “Emerging Growth Company” under the JOBS Act and we will lose that status by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, if we qualify as a “smaller reporting company” which we are at the present time, our non-financial and financial information will be less than is required by other non-smaller reporting companies.

Currently we qualify as an “Emerging Growth Company”.  At the latest, by the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement, we will lose that qualification and be required to report as other public companies are required to report.  While we will no longer qualify as an “Emerging Growth Company”, we may qualify as a “smaller reporting company”.  The “smaller reporting company” category includes companies that (1) have a common equity public float of less than $75 million or (2) are unable to calculate their public float and have annual revenue of $50 million or less, upon entering the system.  A smaller reporting company prepares and files SEC reports and registration statements using the same forms as other SEC reporting companies, though the information required to be disclosed may differ and be less comprehensive.  Regulation S-X contains the SEC requirements for financial statements, while Regulation S-K contains the non-financial disclosure requirements.  To locate the scaled disclosure requirements, smaller reporting companies will refer to the special paragraphs labeled “smaller reporting companies” in Regulation S-K.  As an example only, smaller reporting companies are not required to make risk factor disclosure in Item 1A of Form 10-K.  Other disclosure required by non-smaller reporting companies can be omitted in Form 10-K and Form 10-Q by smaller reporting companies.

Risks associated with this offering:

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection,  are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Investor’s funds will not be placed in a separate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

Certain shareholders control a substantial portion of our outstanding common stock and you will have little voice in management of the Company.

Our sole officer/director owns a significant portion of the outstanding shares of our common stock.   Accordingly, Mr. Aaron will be able to influence the election of our directors and thereby influence or direct our policies. Although investors in this offering will have paid a significantly higher price for their shares, they will have little ability to affect the decisions of management.

Declining economic conditions could negatively impact our business.

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.  In 2009, this volatility and disruption has reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding mineral prices, the costs of operations, the cost of capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price and market for diamonds, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. Further, resales in the United States may require compliance with some state securities laws. There is no assurance that such compliance can be obtained or maintained. The Company does not presently plan to file with any state securities regulators.

 We do not intend to pay any dividends for the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future.  The future payment of dividends is directly dependent upon our future earnings, financial requirements and other factors to be determined by our board of directors.  We anticipate any earnings that may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to shareholders.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our sole officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Regulation S promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7. We have been in the development stage since our inception. We have had no source of revenue, we have incurred operating losses since inception and at January 31, 2013 had working capital of $ (19,205). We have sufficient available cash in order to maintain operations during the next twelve months without the need for additional funds.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of rock sampling (the collection of a series of small chips over a measured distance, which is then submitted for a chemical analysis, usually to determine the metallic content over the sampled interval, a pre-determined location(s) on the property), and cost of analyzing these samples. Since we recently leased the properties, we have not begun exploration.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. If we attempted to be too specific, every time an event occurred that would change our allocation, we would have to amend this prospectus .  We believe that the process of amending the private placement memorandum would take an inordinate amount of time and not be in your best interest in that we would have to spend money for legal fees which could then not be spent on exploration.

We have allocated a range of money for exploration.  That is because we do not know how much will ultimately be needed for exploration.  If our initial exploration proves positive results, we will expand the exploration activities to include reverse circulation drilling.  This is a less expensive form of drilling that does not allow for the recovery of a tube or core of rock.  The material is brought up from depth as a series of small chips of rock that are then bagged and sent in for analysis.  This is a quicker and cheaper method of drilling, but does not necessarily give one as much information about the underlying rocks.  If warranted, core drilling would follow this stage.

If we discover significant quantities of mineralized material, we will begin technical and economic feasibility studies to determine if we have reserves.  Only if we have reserves will we consider developing the property.

If, through early stage exploration, we find mineralized material and it is feasible to expand the exploration program, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need, we will have to find alternative sources of funding, like a public offering, a private placement of securities, or loans.

We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitment to loan us any significant amounts of money at this time.  At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in the form of exploration of the properties.  Our exploration program is explained in as much detail as possible in the business section of this prospectus.  We are not going to buy or sell any plant or significant equipment during the next twelve months.  We will not buy any additional equipment until we have located a body of minerals and we have determined they are economical to extract from the land.

We intend to interest other companies in the properties should we discover mineralized materials or we may elect to develop the properties ourselves.

If we are unable to complete any phase of exploration because we do not have enough money, we will cease operations until we raise more money.  If we cannot or do not raise more money, we will cease operations.  If we cease operations, we do not know what we will do and we don’t have any plans to do anything.

We do not intend to hire additional employees at this time.  Any work that would be conducted on a property that we may secure will be conducted by unaffiliated independent contractors that we will hire.  The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation.  The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Plan of Operation - Milestones

During the next twelve months we plan to spend funds from our working capital balance as follows:

(1)	Costs related to legal fees for the preparation and of the subsequent Form S-1 registration statement with the SEC.

(2)	Costs related to the examination of potential property acquisitions.

(3)	Costs of acquiring mineral properties.

(4)	Costs related to trenching and surface sampling.

(5)	Costs related to analyzing mineral claims.

(6)	Salaries to be paid to officers of the corporation.

(7)	Costs for accounting and auditing services.

(8)	Costs of stationary, mail, telephone & other office supplies.

Limited Operating History; Need for Additional Capital

We have no operations upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our, and possible cost overruns due to price and cost increases in services.

We will have to retain experts to assist in developing the properties we lease and in locating additional appropriate projects. Our interest in the properties is limited to our leasehold interest.  Our leases, however, grant us a right to purchase the underlying minerals upon completion of certain conditions.  In order to assist in deciding if we should invest in a particular project, we will first need to be provided with at least the following:

*	A description of the project and the location of the property;
*	The lands that will be subject to the exploration project;
*	The royalties, net profit interest or other charges applicable to the subject lands;
*	The estimated cost of any geophysical work contemplated; and
*	The estimated acquisition costs, exploration costs and development costs of the property.

To become profitable and competitive, we will have to conduct research and exploration of the properties we have acquired.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

For the six months ended January 31, 2013, we generated revenues and gross profit of $0, compared to $0 for the same period in 2012.  Operating expenses were $8,805 for the six months ended January 31, 2013, compared to $0 for the same period in 2012.  The increase is due to rent, consulting services, legal and accounting fees paid.

For the fiscal year ended July 31, 2012, we generated revenues and gross profit of $0, compared to $0 for the same period ending July 31, 2011.  Operating expenses were $16,200 for the fiscal year ended July 31, 2012, compared to $8,847 for the same period ending July 31, 2011.

Material Changes in Financial Condition

At January 31, 2013, we had assets of $0, compared to assets of $4,000, all of it cash, at July 31, 2012.  At July 31, 2012, we had assets of $4,000, all in cash , compared to assets of $4,000, all of it cash, at July 31, 2011.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of commitments and contingencies at the date of the consolidated financial statements and the reported amount of revenues and expenses during the period.  All of our significant accounting policies and estimates are described in note 2 of the July 31, 2012 audited financial statements.  We consider the following policies as being critical with regard to the impact estimates and changes in estimates could have on our financial condition, changes in financial condition or results of operations.

Mineral Property Costs-The Company has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Stock Based Compensation - The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity based payments to non employees, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

Auditors

Our auditors are M & K, CPAS, PLLC of Houston, Texas.  We have not changed auditors.  We do not have nor have we ever had any disagreements with our auditors concerning a financial accounting, reporting, or auditing matter that could be significant to the financial statements or the auditor’s report.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 1,000,000 common shares basis. The table below sets forth the use of proceeds if 1,000,000 common shares of the offering are sold at $0.04 per share.

1,000,000
Gross proceeds	$40,000
Offering expenses	$13002
Net proceeds	$26,998

The net proceeds will be used as follows:

	1,000,000
Consulting Services	$5,000
Preliminary review of assessment work	$2,000
Mobilization/demobilization of crew	$2,000
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$4,000
Detailed magnetometer survey, 7 line km	$4,000
Base station and instrument rental	$1,000
Consumables – flagging, pickets, etc.	$100
Accommodation/meals, 3 men	$400
Drafting and report	$1,500
Contingencies	$1,000
Telephone	$200
Mail	$50
Stationary	$100
Accounting and Legal	$500
SEC filing	$250
Repayment of loan and Advances	$15,000	(6)
Other expenses	$2,900
TOTAL	$40,000

If  75% are sold

Gross proceeds	$30,000
Offering expenses	$13002
Net proceeds	$20,249

The net proceeds will be used as follows:

Consulting Services	$3,750
Preliminary review of assessment work	$1,500
Mobilization/demobilization of crew	$1,500
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$3,000
Detailed magnetometer survey, 7 line km	$3,000
Base station and instrument rental	$750
Consumables – flagging, pickets, etc.	$75
Accommodation/meals, 3 men	$300
Drafting and report	$1,125
Contingencies	$750
Telephone	$150
Mail	$38
Stationary	$75
Accounting and Legal	$375
SEC filing	$188
Repayment of loan and Advances	$11,250
Other expenses	$2,175
TOTAL	$30,000

If 50% are sold

Gross proceeds	$20,000
Offering expenses	$13002
Net proceeds	$13,499

The net proceeds will be used as follows:

Consulting Services	$2,500
Preliminary review of assessment work	$1,000
Mobilization/demobilization of crew	$1,000
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$2,000
Detailed magnetometer survey, 7 line km	$2,000
Base station and instrument rental	$500
Consumables – flagging, pickets, etc.	$50
Accommodation/meals, 3 men	$200
Drafting and report	$750
Contingencies	$500
Telephone	$100
Mail	$25
Stationary	$50
Accounting and Legal	$250
SEC filing	$125
Repayment of loan and Advances	$7,500
Other expenses	$1,450
TOTAL	$20,000

If  25% are sold

Gross proceeds	$10,000
Offering expenses	$13002
Net proceeds	$6,759.50

The net proceeds will be used as follows:

Consulting Services	1,250
Preliminary review of assessment work	$500
Mobilization/demobilization of crew	$500
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$1,000
Detailed magnetometer survey, 7 line km	$1,000
Base station and instrument rental	$250
Consumables – flagging, pickets, etc.	$25
Accommodation/meals, 3 men	$100
Drafting and report	$375
Contingencies	$250
Telephone	$50
Mail	$12.50
Stationary	$25
Accounting and Legal	$125
SEC filing	$62.50
Repayment of loan and Advances	$3,750
Other expenses	$725
TOTAL	$10,000

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due to the transfer agent, (4) printing expenses, and (5) filing fees.

(6)  During the year ended July 31, 2012 the Company recognized a total of $6,000 (2011: $3,500) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company.  These amounts were agreed on and deemed to be reasonable by respective parties for rent and services provided.  These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of core drilling, and cost of analyzing core samples. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. Consulting fees will not be more than $5,000 per month. We have not selected or identified a consultant at this time. We will not do so until we have completed this offering. Our consultant in consultation with our sole officer will supervise and contract for our exploration operations through independent contractors. Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, legal and accounting fees related to filing reports with the SEC, and the salary of one secretary, assuming the maximum number of shares are sold, if needed.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we discover significant quantities of mineral, we will begin technical and economic feasibility studies to determine if we have reserves. Only after we have reserves we will consider developing the property.

CERTAIN TRANSACTIONS WITH OFFICERS AND DIRECTORS

Mr. Danny Aaron, the Company’s sole officer and director advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of January 31, 2013 and July 31, 2012, the director has advanced a total of $15,000 . During the period ended January 31, 2013 the Company recognized a total of $3,000 (2012: $0) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company.  These amounts were agreed on and deemed to be reasonable by respective parties for rent and services provided.  These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties. No proceeds from the offering will be paid to our sole officer and director except for repaying the loan.

Prior to the current year, our president had advanced $15,000 in the form on a non-interest bearing loan.  An imputed interest of $1,200 was, therefore, deemed to have been incurred in the current fiscal year ended on July 31, 2012 and an imputed interest of $347 was incurred in the fiscal year ended July 31, 2011, which was calculated using an interest rate of 8% (eight percent) which is the interest rate that was payable on comparable notes and advances that we have recently incurred.  For the period December 29, 2010 (inception) through July 31, 2012, Oro Capital has incurred a total of $1,547 on imputed interest expenses.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to $40,000. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•	our lack of operating history;

•	the proceeds to be raised by the offering;

•	the amount of capital to be contributed by purchasers of this offering in proportion to the amount of stock to be retained by our existing stockholder; and,

•	our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of January 31, 2013, the net tangible book value of our shares of common stock was a deficit of (0.002) or approximately ($0.00) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the pro forma net tangible book value of the 6,000,000 shares to be outstanding will be $240,000 or approximately $0.04 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.04 per share without any additional investment on her part. You will incur an immediate dilution from $0.04 per share to $0.02 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own 20% of the total number of outstanding shares for which you will have made a cash investment of $40,000, or $0.04 per share. Our existing stockholder will own 80% of the total number of outstanding shares for which he has made cash contributions totaling $500.00 or approximately $0.00001 per share.

Upon completion of this offering, the pro forma net tangible book value of the 6,000,000 shares to be outstanding will be $26,206, or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.004 per share without any additional investment on his part. You will incur an immediate dilution from $0.04 per share to $0.004 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 20% of the total number of outstanding shares for which you will have made a cash investment of $40,000, or $0.04 per share. Our existing stockholder will own approximately 80% of the total number of outstanding shares for which he have made cash contributions totaling $500.00 or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Dilution	100%	75%	50%	25%

Price per share	$0.00001	0.0000075	0.000005	0.0000025
Net tangible book value per share before offering	$0	0	0	0
Potential gain to existing shareholder	$40,000	30000	20000	10000
Net tangible book value per share after offering	$0.006	0.0045	0.003	0.0015
Increase to present stockholder in net tangible book value per share		0	0	0
after offering	$0.02	0.015	0.01	0.005
Capital contributions	$50	37.5	25	12.5
Number of shares outstanding before the offering	5,000,000	3750000	2500000	1250000
Number of shares after offering assuming the sale of the maximum		0	0	0
number of shares	6,000,000	4500000	3000000	1500000
Percentage of ownership after offering	80%	0.6	0.4	0.2
		0	0	0
Purchasers of Shares in this Offering:		0	0	0
		0	0	0
		0	0	0
Price per share	$0.04	0.03	0.02	0.01
Dilution per share	$0.02	0.015	0.01	0.005
Capital contributions	$200,000	150000	100000	50000
Number of shares after offering held by public investors	5,000,000	3750000	2500000	1250000
Percentage of capital contributions by existing shareholder	0.00%	0.000015	0.00001	0.000005
Percentage of capital contributions by new investors	100.00%	0.749985	0.49999	0.249995
Percentage of ownership after offering	20%	15%	10%	5%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to 1,000,000 shares of common stock on a self-underwritten basis. The offering price is $0.04 per share. Funds from this offering  not be placed in a separate bank account.  We will have immediate use of the net proceeds. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment.. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering.

We will sell the shares in this offering through Mr. Aaron, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Mr. Aaron is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He will continue to be our sole officer and director at the end of the offering and has not been, during the last twelve months a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Aaron will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our common stock shares outside of the United States if possible.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Our sole officer and director, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not offer to sell through the use or medium of any prospectus or otherwise any security until this registration statement is declared effective by the Securities and Exchange Commission.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Oro Capital Corporation (the “Company”) is an exploration-stage company engaged in exploration in Saskatchewan Province, Canada, for commercially recoverable metal-bearing mineral deposits. The Company has not yet identified any proven or probable mineral reserves, and only limited exploration activity has so far been undertaken, primarily by governmental bodies in Saskatchewan Province. Provided the Company successfully identifies commercializable mineral deposits, it intends to engage in a joint venture or partnership with a larger, more established mining operator to commence mining, processing and distributing the mineral deposits.

We were incorporated under the laws of Nevada in December, 2010. Currently, we have only one officer or director, Mr. Danny Aaron. Our address is Oro Capital Corporation, Inc., 23 Dassan Island Drive, Plettenberg Bay, 6600 South Africa. Our telephone number is 27764965865.

Employees

Our CEO, Danny Aaron, is presently our only employee. Mr. Aaron devotes approximately 10% of his time, or four hours per week to the Company.  We expect to conduct most of our activities through third party independent contractors, although we have engaged no such contractors at present.

Our Industry

Diamonds are the most concentrated form of carbon and are differentiated from other substances by unique crystal structure. This structure identifies the bond among a repeating arrangement of compounds or elements that produce a solid entity. In fact, the diamond consists of the strongest chemical bond known today, lending to the diamond's exceptionally resilient properties.

The natural process through which diamonds form adds an allure. Diamonds typically form deep within the earth where there exist conditions of extreme heat and pressure, with evidence suggesting that diamonds have formed hundreds of miles below the earth's surface. Temperatures in excess of one thousand degrees Celsius and pressure of at least fifty kilobars are conditions necessary for diamond formation, with the atmospheric pressure at sea level measuring just one kilobar. In some cases, diamonds form at shallower depths which exhibit abnormally high levels of pressure, though the quality of these diamonds is generally lower than those which form deep within the earth.

Diamond deposits that are large enough for mining are generally located in cratons, which are vast areas of the earth’s crust which have reasonably stable properties and cover a large percentage of most continents. Cratons consist of a substantial crust with roots that extend into the earth's mantle below. Diamonds are transported to the earth's surface by magma, or liquid volcanic rock traveling through these roots, which cools and hardens as it reaches the cooler temperature of the earth’s surface. During this hardening process, cone shaped diamond deposits materialize, named kimberlite pipes after Kimberley, South Africa where the first kimberlite pipe was found. While diamonds are occasionally discovered in meteorites and different types of rocks, most diamonds have historically been found in kimberlite pipe deposits.

The value of the diamond extends far beyond the exquisite beauty that makes it popular for use in fine jewelry. The hardest substance known to man, diamonds can also withstand extreme pressure and shock, making them valuable for industrial use in tools for cutting, polishing, drilling and grinding. Flawed diamonds that are not suited for jewelry as well as synthetic diamonds are often designated for such manufacturing applications.

Until the 1990's junior miners in Canada really didn't do much diamond exploration. There were a few in far out of the way places, but most juniors were pre-occupied with precious metals. But in the early 90's that all changed. The discovery of diamonds in Canada’s north, in the NWT sent the junior mining industry into a frenzy.

Source:

http://www.articlesbase.com/science-articles/science-of-diamonds-164303.html

Canada represents a unique opportunity within the global metals and mining market. Driven by a powerful combination of abundant natural resources and a secure investment climate, it has firmly established itself as a global mining centre. Over 1,400 mining companies now list on Canada’s national exchange, which is a majority of the world’s listed mining firms.

The strength of Canada’s mining industry has been a key driver of economic growth. As one of the world’s largest producers of metals and minerals – holding twelve top-five production rankings – mining is vital to Canada’s economy, contributing $40 billion in 2008. It is also an important supplier to global markets, with over 80% of production exported. Having led the world in exploration spending since 2004, the outlook for mining in Canada remains robust.

In May, 2011, the Saskatchewan Mining Association published a fact sheet that showed the following:

•	In 2008 mining accounted for $7.7 Billion in Saskatchewan’s GDP (roughly 12% of the total economy;
•	Since 2008, the industry has grown at a rate of $1.4 Billion per year, which growth is expected to last until 2028;
•	In 2009 Saskatchewan mineral production was valued at $5 Billion, down from the high of $9.7 Billion established in 2008 but still accounting for 15.6% of all of Canada’s output,
•	In the past 3 years $1 Billion has been invested in mineral exploration in Saskatchewan.\;
•	Mining employs about 6% of the workforce, which is expected to grow to 17% by 2028.

http://www.saskmining.ca/info/Fact-Sheets/fact-sheet-q-a.html

The Mining Association of Canada (“MAC”) published its 2012 Facts and Figures (for 2011) and reported:

•	Canadian mining generated revenues of $36 Billion in 2010;
•	Canada led the world in mining investment with 19% of all worldwide investment;
•	MAC estimates $136 Billion in additional investment over the next decade;
•	Mineral pricings increased in 2010 and pulled back slightly in 2011;
•	Saskatchewan was second only to Ontario in mining revenues among Canadian provinces;
•	Canada had no diamond exports in 1998 but $2.8 Billion by 2008.

https://docs.google.com/viewer?url=http%3A%2F%2Fwww.mining.ca%2Fwww%2Fmedia_lib%2FMAC_Documents%2FF%26F2011-English.pdf

Sales and Marketing

We are seeking to explore further on our property for commercializable diamond bearing kimberlite bodies deposits. Diamond bearing kimberlite bodies can be freely sold and marketed throughout the Canada. We do not expect to be engaged in the sales and marketing of the minerals. We intend to focus on the exploratory phase and, if successful, to partner with a larger, more experienced, and better financed mining company.

Current Business Operations

Our Business

We intend to become engaged in the exploration for commercially recoverable metal-bearing mineral deposits, such as diamond bearing kimberlite bodies. Currently, our exploration activities are in  Located 2 kilometers N of the village of Shipman, 50 kilometers NE of Prince Albert, central Saskatchewan, Canada. The property is more specifically located at Latitude 53o 30' 00” North, Longitude 104o 58' 00” West;  NTS: 73H/07, 10.

Business Strategies

Our business strategies and near-term plans are as follows

	Further evaluate prospecting results to date;

	Perform a rough survey of diamond bearing kimberlite bodies over a test area; and

	Investigate other metallogenic areas, mainly through surface work, which may be combined with limited tunnel exploration and drilling.

Mining Industry

General

If we successfully identify commercializable mineral deposits and obtain the required government license, our primary business activity is anticipated to be mining, processing and distributing diamond bearing kimberlite bodies, and other mineral products. Canada is currently a net importer of nonferrous metals. There are governmental restrictions on exploration and mining activity in Canada, discussed further below.

We believe that Canada will continue to industrialize and this will cause increased demand for industrial raw materials such as non-ferrous metals. We expect prices of non-ferrous metals to increase in the future, although prices may experience significant fluctuations.

LOCATION AND ACCESS

The Shipman Diamond Project is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman (Figure 1, 2 & 3).

The Project is within the Southern Mining District. It consists of a single claim centered at Latitude 53o 30' 00” North, Longitude 104o 58' 00” West on the northwest corner of National Topographical Survey map sheet 073H/07 and the southwest corner of 073H/10.

There is excellent access by secondary township roads from Shipman, which are in turn accessed by paved 2-lane roads from Prince Albert. A rail line lies along the paved road directly south of the project. Accommodation, food and fuel are available at Prince Albert.

PHYSIOGRAPHY AND CLIMATE

The Project is flat-lying and lies at an elevation of 1600 m ASL. Land use in the region is agricultural, but the property itself is generally low, wet ground, with a stream cutting through the northwest quarter. There are small woodlots preserved and used for local cutting.  Predominant tree species are poplars and tamarack. The region is open to exploration, development and mining throughout the year.

The climate of this region is semi-arid.  The annual mean temperature (100 year average) for the area is 0.8°C. Monthly mean temperatures vary from -22°C (January) to +17°C (July). The annual mean precipitation is 406 mm, including 145 cm annual snowfall.

Prince Albert serves as a supply centre. The city has scheduled air links to Saskatoon and Regina. Two hydroelectric dams (Codette/Nipawin and E.B. Campbell) on the Saskatchewan River near Nipawin (within 50 km of the property) generate in excess of 500 MW of electrical power and a high voltage transmission line is in close proximity to the property. Cell phone coverage of this area is provided by SaskTel.

CLAIM INFORMATION AND PROPERTY OWNERSHIP

The Project consists of a single claim block having a total surface area of 256 hectares (one section or 632 acres). It lies 2 kilometers north of the village of Shipman along township and tertiary roads connected with paved Hwy. 55, within the northwest quarter of NTS map sheet 073H/07 and the southwest quarter of 073H/10.   The claim is registered in the name of Mr. Duncan Bain, of London, Ontario, Canada.  The claim is listed in Table 1 and shown in Figure 3. To maintain the property in good standing, Saskatchewan Industry and Resources (SIR) requires proof of exploration expenditures, or cash payment in lieu, of $12 per hectare per year (after the first year).  These assessment requirements amount to $3,072.00 for the project.  The first assessment due date is August 7, 2013.

TABLE 1 – CLAIM DATA

Block	Claim Number	Registered Owner	Area (Hectares)	Recording Date	Anniversary Date	Township/Range
Shipman	S-143740	Duncan Bain	256 hectares	August 8, 2011	August 7, 2013	All of Section 24, Township 52, Range 21 W of Second Meridian

Permits for exploration field work are administered by Saskatchewan Environment and Resource Management (the “SERM”), with regional offices in Prince Albert. No mineralized zones, mineral resources or mine workings are located on the property.

The permitting process in Saskatchewan will include a surface exploration permit and may require other permits if water, wildlife or vegetation are disturbed by the process. In order to obtain the appropriate permits an application must be submitted to a Ministry of Environment’s Ecological Protection Specialist. Verification from the Heritage Resources Branch and a map from the Conservation Data Centre must accompany the application. The cost of the  permit varies depending on the size of the tract and the number or laborer days involved. Many of the mining areas of Saskatchewan are inaccessible during the winter months.

The SERM has promulgated a set of mineral exploration guidelines as of 2012, which set forth SERM’s requirements and best practices for staking, clearing, work camps, drilling, hazardous materials and a variety of other matters that mining exploration companies are likely to encounter.  http://www.environment.gov.sk.ca/mineralexploration. The Company plans to abide by these guidelines insofar as relevant to the Company’s anticipated operations.

Surface Disturbance Permits are required for mineral exploration in Saskatchewan prior to any exploration work starting. The permit required is a Surface Exploration permit.

Legislation includes the Provincial Lands Regulations and the Environmental Management & Protection Act.  (we are in the grasslands of the northern prairies......there are no trees/forest on the claim.)

An application is submitted to the Ministry of Environment’s Ecological protection Specialist at the La Ronge Office, in Northern Saskatchewan. Permits need 45 days for approval and are in effect for 18 months.

Saskatchewan Environment (SERM) may require a closure report at the conclusion of a permitted mineral exploration program.   A Closure Report identifies any exceptions or deviations from the proposed plan.The closure report should contain sufficient detail so as to give department staff an understanding of actual and potential environmental and surface impacts that occurred during the permitted mineral exploration program.

The company is responsible for returning the disturbed areas to the state they were in prior to any exploration or development activity by the company.

Saskatchewan is a mining friendly jurisdiction.  In 2009, Natural Resources Canada ranked Saskatchewan as the number one Canadian jurisdiction in mineral value of sales for 2008, surpassing the historic jurisdictions of Ontario and British Columbia.

Drilling Samples for Caustic Fusion  Reverse Circulation Chips and/or Drill Core

Sample Collection:

Drilling samples will be collected in approximately 15 pound sample sizes and will have depths to and from of each sample recorded.  They are then placed in doubled plastic bags. The inner bags are sealed with a plastic cable tie and the outer bag is sealed with a plastic cable tie and then sealed with a metal security tag.  The sample number is written on the bag.  Each bag is then placed in a plastic bucket with a tamper-proof lid and sealed.  The samples are assigned individual, generic sample numbers that do not indicate where the samples are from.

Kimberlite rock chips and dust (from the RC drill) are captured within a pre-labelled plastic  bag inside a 20 kg white pail.  The bag is then closed with a plastic cable tie and sealed with a security tag.  A 200kg caustic fusion sample corresponds to approximately 15.25 metres of kimberlite drilled depending on chip recovery.  The pail is labelled on the inside and the outside with a unique sample number then capped with a lid. The sample numbers do not  indicate the geographic location the sample was taken from.   The security tag numbers are recorded in a handbook and input to an electronic database for tracking before the samples are shipped. Kimberlite or not, a representative sample across each 1.5 m interval was collected for detailed microscope logging at every hole drilled.

Drill samples collected will be logged onsite and then stored in a secure 20 foot shipping container also onsite A project geologist will deliver the samples directly from the Property to SRC Laboratory in Saskatoon, Saskatchewan for caustic fusion analysis. (approximately a 3 hour drive)

Security seals are checked upon receipt by SRC and any damage will be noted.

All chain of custody information  is kept in a table  that will be sent to the Companies head office along with geological and sample location information. Representative hand samples of the kimberlite are collected. If there is more than one kimberlite type encountered or more than one locality of the one kimberlite, a sample from every type/area  is collected and referenced to the microdiamond sample.

Sample Processing at Laboratory:

(SRC Laboratory Procedure/Protocol for Caustic Fusion Sample Processing)

All samples for diamond analysis will be sent to SRC of Saskatoon, Saskatchewan,  Canada, an ISO/IEC 17025 accredited lab.

The caustic fusion method of diamond extraction  is employed  by  SRC.   For samples processed for diamonds > 106 μm, this method includes:

	weighing the sample as it arrives
	drying and crushing at 0.5 inch gap
	fusing the sample with NaOH and adding tracers
	discarding the -0.075 mm residue
	again adding tracers and cleaning the +0.075 mm crude residue by chemical treatment
	screening the chemically treated residue and discarding the 0.075 mm portion
	using microscopes to recover and document the natural diamonds and recover the added tracers to the +0.106 mm fractions.

Each sample is checked twice to ensure that the all the diamonds have been recovered

HISTORY

The Shipman project was recorded in August 8, 2011 in the name of Duncan Bain. It lies approximately 30 kilometers NNW of the Star deposit. To this date there is no known mineral resource on the property and no production of any kind has taken place. Oro Capital Corporation acquired a 70% interest in the property from Mr. Bain on September 1, 2011.  And on 21st of February 2012 100% interest in the property was transferred from Mr. Bain to Mr. Aaron, our president.

GEOLOGY

The northern part of the Fort a la Corne area, which contains the Shipman property, is underlain by the rocks of Cretaceous age (Figure 4, from Sask. Industry and Resources Internet website Geological Atlas, http://www.infomaps.gov.sk.ca/website/SIR_Geological_Atlas/ viewer. htm).

Detailed geological information is sparse due to a thick mantle of overburden, approximately 100 m in depth, which covers the property. This overburden is a mixture of several phases of glacial till, fluvial and lacustrine gravel, sand, silt and clay, all of Pleistocene age. These multiple phases of sedimentary deposition have been repeatedly mixed by advance and retreat of continental glaciation so that original layering no longer exists. This reduces confidence in any till sampling program to test for diamond indicator minerals. Most of the bedrock data is provided from well drillings scattered throughout the general Fort à la Corne region, as well as assessment records of drilling in the project area. All known kimberlites in the Fort a la Corne area are found within the Upper and Lower Colorado Group units and the underlying Mannville Group rocks.

A probable contact betwee the Upper Colorado Group and Lower Colorado Group rocks underlies the property. The Lower Colorado unit is composed of sub-horizontally stratified shallow marine and subaerial fluvial deposits. The younger Upper Colorado Group rocks are composed of claystone-siltstone, mudstone/siltstone and shale/mudstone. To the south, in the area of the Star kimberlite pipe, these sediments have interbedded kimberlitic tuff layers. Although no drilling has been carried out on the Shipman property several drillholes are located in the area. The data from these holes is available from assessment reports available from the Saskatchewan government.

Deposit Type

This property which will be explored for diamond-bearing kimberlites of the Fort à la Corne type.  Kimberlites are very potassium-rich ultramafic intrusive rocks. Diamonds originate in the upper mantle at a depth of 150 to 300 kilometers below the surface. They are thought to be transported to surface as xenocrysts within ascending kimberlite magmas which have passed through the diamond-forming regions of the upper mantle.  The kimberlite magmas probably ascend from mantle depths along major (i.e. deep-penetrating) fault systems.  Larger intrusive bodies such as magnetite-bearing mafic and granitic intrusive bodies may also favour these fault systems (Gent, M.R., 1992; Jennings, C., 1989).

The Fort à la Corne kimberlites are stacked, well preserved crater facies deposits composed of ultramafic volcanics with hardly any diatreme facies (breccia) material reported. They were erupted into soft shallow marine sediments of the Upper Colorado Group. These ultramafic rocks are composed of olivine, pyrope garnet, Mg-ilmenite, chrome diopside, enstatite, Ti-poor phlogopite, spinels and a few minor minerals. This material weathers to a yellow to medium brown color. The garnet, Mg-ilmenite and chrome diopside are called “indicator minerals” and by their abundances can be used to select those kimberlites most likely to contain diamonds. Many of these indicator minerals are weakly to strongly magnetic and often produce a circular to oval shaped magnetic signature. Due to their relatively low cost, ground-based magnetometer surveys are an effective initial method to outline these magnetic signatures. There also exists the possibility that there is a density contrast between the ultramafic kimberlite pipes and the host fine clastic claystone-mudstone-siltstone-sandstone-conglomerate that may be reflected in a “bullseye” positive gravity anomaly.

Mineralization

Due to the thick overburden cover on the Shipman property, no mineralization associated with diamond-bearing kimberlites has been exposed on surface. The only known kimberlite surface exposure in Saskatchewan is the glacially transported block exposed in a terrace on the north shore of Sturgeon Lake.  Extensive till sampling for indicator minerals has been conducted by Saskatchewan Geological Survey, and others, throughout central and southern Saskatchewan but no discernible trains or trends have been outlined which can be attributed to the Fort à la Corne area kimberlite bodies.  The reason for this seems to be that reworking of the thick overburden material during several phases of continental glaciation has completely obliterated any dispersion trains. Figure 5 is a sketch map showing the position of the Shipman claim in relation to the positions of known kimberlite pipes, some of which are diamond-bearing.

GEOPHYSICS

To this date no detailed geophysical surveys have been done over the Shipman property. However, a compilation of regional work has been carried out by Saskatchewan Industry and Resources and is shown in the Geological Atlas of Saskatchewan (http://www. infomaps.gov.sk.ca/website/SIRGeological_Atlas/viewer.htm). Filtering of that data has removed background “noise” to produce the  vertical derivative of the magnetic data. This work shows that the Shipman property lies at the northern end of a linear magnetic “high” suggestive of a NNW-SSE trending iron formation, probably part of the Archean basement (Figure 6). The magnetic contouring on the eastern side of this “high” has a sharp slope. Note that the kimberlites in close proximity to the Shipman property are found along this sharp slope, suggesting that they lie along a deep penetrating fault system. If true this structure would extend NNW through the Shipman property. Such a fault could act as a corridor to focus the movement of a kimberlite pipe to the paleosurface.

Similarly compilation of gravity survey data by the Saskatchewan government (Figure 7) shows that a weak circular “bullseye” is found partly into the southeast quarter of the Shipman property. This anomaly, produced by density contrast of the bedrock, could represent either the area of the linear iron formation closest to surface, or possibly a kimberlite pipe similar to those SSE of the property but closer to the paleosurface than those to the south.

CONCLUSIONS AND RECOMMENDATIONS

The Company acquired the Shipman Diamond mineral claim by an Agreement dated September 1, 2011 with Duncan Bain, who has also served as the consulting geologist on the project. Under the Agreement the Company received a 70% interest upon payment of $6,000 on September 1, 2011 and on 21st of February 2012 100% interest in the property was transferred from Mr. Bain to Mr. Aaron, our president;and Company is undertaking to cover the costs of exploration. The Company will be entitled to receive the return of all exploration costs prior to commencing a 70%-30% division of cash flow.

In addition, Duncan Bain is entitled to a 1% overriding gross royalty and a 2% net smelter royalty return. The 1% gross overriding royalty is payable on all gem and industrial diamonds recovered within 30 days of the end of each quarter. The 2% net smelter royalty is payable on monies realized from the sale of ores, concentrates or minerals other than diamonds. The 2% net smelter royalty is payable within 45 days of the end of each quarter, after the Company recovers certain costs.

The Company further agreed to pay Duncan Bain advance royalty payments at the rate of $25,000 per year commencing 36 months from September 1, 2011 and $50,000 per year commencing sixty months from that date.

The Shipman diamond project lies at the north end of the prolific Fort a la Corne kimberlite field. It consists of a single claim of 256 hectares. The property is directly north of staked ground (as of September 1, 2011) known to contain diamond-bearing kimberlite bodies. The property lies aligning a NNW-SSE trend of those kimberlite bodies, and these bodies lie along the eastern slope of a magnetic/gravity anomaly which may represent a deep penetrating fault system which would be favorable for movement of a kimberlite body to the paleosurface.

PHASE 1

It is therefore recommended that the following steps be carried out to test for diamond-bearing kimberlites within the project. Phase 1 would consist of a ground-based magnetometer survey over the claim and is estimated to cost $10,000USD.  Details of the costs of the   program are outlined in Table 2.

PHASE 2

Based on results of the Phase 1 work a Phase 2 program would be initiated to provide additional information. This exploration program (Table 3) would consist of a gravity survey to test the best targets determined from the Phase 1 work. The estimated cost of the Phase 2 program is $20,000USD.

PHASE 3

Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work.  This would consist of approximately 1000 m of drilling (Table 4). The estimated cost of the Phase 3 program is $250,000USD. Further work would be dependent on the results of the initial drilling.

Table 2 – Phase 1 Cost Estimate

Preliminary review of assessment work	$1000.00
Mobilization/demobilization of crew	$1000.00
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$2,000.00
Detailed magnetometer survey, 7 line km	$2,000.00
Base station and instrument rental	$1000.00
Consumables – flagging, pickets etc	$100.00
Accommodation/meals, 3 men	$400.00
Drafting and report	$1,500.00
Contingencies	$1000.00
TOTAL COST, PHASE 1 PROGRAM	$10,000.00

Table 3 – Phase 2 Cost Estimate

Review of previous work	$1,500.00
Mobilization/demobilization of crew	$2,000.00
Pace and compass/GPS lines, estimated 7 line km, 25 m spacing	$3,000.00
Detailed gravity survey, 7 line km	$4,000.00
Base station and instrument rental	$2,000.00
Consumables – flagging, pickets etc	$1,000.00
Accommodation/meals, 3 men	$1,000.00
Drafting and report	$3,000.00
Contingencies	$2,500.00
TOTAL COST, PHASE 2 PROGRAM	$20,000.00

Table 4 – Phase 3 Cost Estimate

Review of previous work	$2,000.00
Mobilization/demobilization of crew	$10,000.00
Diamond drilling, all inclusive $200 per meter, 1000 m total	$200,000.00
Drafting and report	$10,000.00
Contingencies	$28,000.00
TOTAL COST, PHASE 3 PROGRAM	$250,000.00

REFERENCES

Ewert,  W. D.,    Brown, F. H., Puritch, E. J., Leroux, D. C., 2009, Technical Report and Resources Estimate Update On the Star Diamond Project, Fort a la Corne Area, Saskatchewan, Canada, for Shore Gold Inc. by P&E Mining Consultants Inc., Report No. 159

Gent, M.R. (1992): Diamond and Precious Gems of the Phanerozoic Basin, Saskatchewan: Preliminary Investigations; Sask. Energy and Mines Open File Report 92-2

Geological Atlas of Saskatchewan, 2011,  http://www. infomaps.gov.sk.ca/website/SIR GeologicalAtlas/ viewer.htm

Jellicoe, B.C., Robertshaw, P., Williamson, P. and Murphy, J., 1998; Summary of Exploration Activities and Results for the Fort à la Corne Diamond Project, Saskatchewan; in Summary of Investigations 1998, Saskatchewan Geological Survey, Sask. Energy Mines, Misc. Rep. 98-4, p. 144-157.

Jennings, C.M.H. (1989): Exploration for Diamondiferous Kimberlites and Lamproites; in “Modern Exploration Techniques”, Sask. Geol. Soc. Spec. Publ. No. 10

Kauffman, E.G., and Caldwell, W.G.E. (1993): The Western Interior Basin in Space and Time; in Caldwell. W.G.E. and Kauffman, E.G., Evolution of the Western Interior Basin; Geol. Assoc. of Canada Spec. Paper 39, p. 1-30

Kensington Resources Ltd. news releases and map, 2001-2005; from Kensington Resources Internet website www.kensington-resources.com

Mitchell, R.H. (1991): Kimberlites and Lamproites: Primary Sources of Diamonds; Geosci. Canada, vol. 18, no. 1, p.1

Shore Gold Inc. news releases and map, 2001-2011; from Shore Gold Internet website: www.shoregold.com

Competition

There are over 1,400 mining companies that list on Canada’s exchange. Most of those companies are larger, more experienced and have access to more capital resources. A number of competitors are in the diamond sector of the mining industry. A brief survey is as follows:

a.
The Diavik Diamond Mine is a diamond mine in the North Slave Region of the Northwest Territories, Canada, about 300 kilometers (190 mi) north of Yellowknife.[1] It employs 700 persons, reports gross income of C$100 million in sales, and produces 8 million carats (1,600 kg (3,500 lb)) of diamonds annually.

Source:

http://en.wikipedia.org/wiki/Diavik_Diamond_Mine

b.
The EKATI Diamond Mine ("EKATI") is Canada's first surface and underground diamond mine. Between 1998 and 2009, the mine has produced 45 million carats (8,000 kg / 17,636 lb) of diamonds out of six open pits.[1] As the high grade ore close to surface was depleted, development was completed to access the ore utilizing underground methods. Currently, there is one underground operation (Koala) with open-cut mining occurring in Fox Pit.[1]

Source:

http://en.wikipedia.org/wiki/Ekati_Diamond_Mine

c.
The Gahcho Kué Diamond Project is located on the Canadian tundra in the Northwest Territories. The Gahcho Kué Diamond Project is a 49% / 51% joint-venture between Mountain Province Diamonds Inc. and De Beers Canada Inc.[2] [3] It is situated at Kennady Lake approximately 280 km (170 mi) east northeast of Yellowknife

Source:

http://en.wikipedia.org/wiki/Gahcho_Kue_Diamond_Mine_Project

d.	The Jericho Diamond Mine is a dormant diamond mine located in Canada's Nunavut territory.

Source:

http://en.wikipedia.org/wiki/Jericho_Diamond_Mine

DIRECTORS AND OFFICERS

NAME	AGE	TITLE	DATE OF APPOINTMENT	PERCENT OF TIME DEVOTED
Aaron, Danny	49	Chief Executive Officer	January 7, 2011	10%

Danny Aaron, 49, CEO

Mr. Aaron has served in a variety of roles with several companies across North America, Europe and Africa.

He has pursued several entrepreneurial ventures.  His most recent venture was started in 2003 and led to the establishment of an upscale chain of cafés across Canada and the United States called Drum Café in Canada and Western USA.

Mr. Aaron launched Drum Café in Vancouver Canada in 2003. The business expanded across Canada to include Alberta, Manitoba, Ontario and Quebec. In 2005 it expanded to the USA in a partnership agreement that owned the rights to Drum Café in all states west of Texas.

As CEO Mr. Aaron’s responsibilities included:

▪ Operations.
▪ Marketing.
▪ Recruiting
▪ Web Development
▪ Scheduling
▪ Business Development

From 1998 to 2002 Mr. Aaron was general manager and part owner of Health Services for Men, based in Sydney, Australia. The Company established a network of over 50 medical clinics across Australia.  He controlled and operated 50 medical clinics across Australia specializing in men’s health with emphasis on Impotence (erectile dysfunction).

His responsibilities included:

▪ Operations.
▪ Marketing.
▪ Hiring and managing 20 Doctors
▪ Deployment of Doctors across the country
▪ Implemented training course for all staff, nursing staff and doctors in the clinics.
▪ Managed the central call center in Sydney and supervised the training of phone room consultants.
▪ Developed and implemented a variety of procedures and computer programs, designed for tracking.

Mr. Aaron’s expertise focuses primarily on establishing corporate operations, implementing marketing campaigns, recruiting key personnel and structuring business development strategies.

Mr. Aaron’s involvement in these ventures led to the launch of these businesses which continue to be successful in their respective markets.

Executive Compensation

No compensation was awarded to or paid to any executive officer or director of the Company during the years 2013, or 2012 other than as shown in the table below.

The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued.

Summary Compensation Table

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Danny Aaron	2011	$0	0	0	0	0	0	0	$0
CEO	2012	$0	0	0	0	0	0	0	$0

(1)	Unless stated otherwise, the business address for each person named is c/o 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa.

(2)	Calculated pursuant to Rule 13d-3(d) (1) of the Securities Exchange Act of 1934

(3)
We believe that each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

We have not entered into any employment agreements with our employees, Officers or Directors. We have no standard arrangements to compensate our directors for their services to us.

Director Independence

The Company’s board of director is currently composed of one board member, Mr. Danny Aaron. The OTC Bulletin Board does not have rules regarding director independence.  Mr. Aaron is not considered “independent” as defined under the rules of the NASDAQ Stock Market.

Under the bylaws of the Company, directors are elected at each annual meeting of the stockholders and serve until a successor has been duly elected and qualified except upon death, resignation, or removal. Vacancies on the Board of Directors may be filled by appointment by the remaining directors until the next shareholder meeting.

Stock Option Plan

We have not implemented a stock option plan at this time and since inception, have issued no stock options, SARs or other compensation. We may decide, at a later date, and reserve the right to, initiate such a plan as deemed necessary by the Board.

Legal Proceedings

We are not presently involved in any litigation that is material to our business. We are not aware of any pending or threatened legal proceedings. In addition, none of our officers, directors, promoters or control persons has filed or been involved for the past five years:

●	in any bankruptcy petition

●	in any conviction of a criminal proceeding or involved in a pending criminal proceeding (excluding traffic violations and minor offenses)

●	is subject to any order, judgment or decree enjoining, barring suspending or otherwise limiting their involvement in any type of business, securities, or banking activities,

●	or has been found to have violated a federal or state securities or commodities law.

There have been no securities trading suspensions by any regulator, and there is no pending or threatened litigation for which the adverse effect, assuming an unfavorable outcome, would exceed $25,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information with respect to the beneficial ownership of our common stock as of the date of this filing for:

●	Each stockholder, or group of affiliated stockholders, who we know beneficially to own more than 5% of the outstanding shares of our common stock;

●	Each of our current directors;

●	Each of our executive officers; and Each of our current directors and current executive officers as a group.

Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. We believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

The number of shares and percentages of beneficial ownership set forth below are based on 5,000,000 shares of common stock outstanding as of the date of this filing.

Name and Address of Beneficial Owner(1)	Number of shares Beneficially owned	Percentage
Executive Officers and Directors
Danny Aaron	5,000,000	100%
Officers and Directors as a Group (1 person)	5,000,000	100%

(1)	The address for the beneficial owner is 23 Dassan Island Drive, Plettenberg Bay, 6600, South Africa.

DESCRIPTION OF CAPITAL STOCK

We are incorporated in the state of Nevada which is believed to have corporate laws favorable to management. You may not have some rights under Nevada law that exist under the corporate laws of other states. In Nevada we may take action on any matter for which we have enough votes to carry a motion at a special or regularly scheduled meeting. Therefore, we effectively have the ability to manage all of the affairs of the Company.

Our Bylaws give us the right to act without meeting whenever we have enough votes to carry out an action in a meeting. This means that we can make fundamental changes to the Company’s charter, expand or contract the number of authorized shares, issue classes of preferred stock, or declare and decline dividends.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.00001 per share. The rights of holders of our common stock are as follow:

•	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We have summarized all material provisions of our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 16.67% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We do not have a class of preferred stock.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the period from inception to July 31. 2012, included in this prospectus have been audited by M&K CPAS, PLLC, of 4100 N. Sam Houston Freeway W., Suite 200-B Houston, TX 77086, telephone number 832-242-9950. Their report is given upon their authority as experts in accounting and auditing. M&K CPAS, PLLC does not own any interest in us.

Charles W. Barkley, Attorney, passed upon the validity of the issuance of the common shares to be sold under this prospectus. Charles Barkley does not own any shares or other interest in us.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by M&K CPAS, PLLC 4100 N. Sam Houston Freeway W., Suite 200-B Houston, TX 77086, telephone: 832-242-9950:

FINANCIAL STATEMENTS

ORO Capital Corporation
(An Exploration Stage Company)
(Unaudited)

January 31, 2013

ORO Capital Corporation
(An Exploration Stage Company)
Balance Sheets
January 31, 2013 and July 31, 2012
(Unaudited)

	January 31, 2013	July 31, 2012

ASSETS

Current Assets
Cash	$-	$4,000
Deposit on Mining Claim	-	-
Total Current Assets	-	4,000

Mining Claims, net of impairment	-	-
Total Assets	$-	$4,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts Payable and Accrued Liabilities	$4,205	$3,000
Due to Directors	15,000	15,000
Total Liabilities	19,205	18,000
Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding for both fiscal years 2011 and 2012)	50	50
Additional paid-in capital	14,597	10,997

Deficit accumulated during the exploration stage	(33,852)	(25,047)

Total Stockholders’ Deficit	(19,205)	(14,000)

Total Liabilities and Stockholders’ Deficit	$-	$4,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Statement of Operations
For the Three and Six Months Ended January 31, 2013 and 2012
and Inception (December 29, 2010) to January 31, 2013
(Unaudited)

	Three Months Ended January 31, 2013	Three Months Ended January 31, 2012	Six Months Ended January 31, 2012	Six Months Ended January 31, 2012	Inception December 29, 2010 to January 31, 2013

Operating Expenses

Consulting services	$750	$-	$1,500	$-	$6,250
General and administrative	-	-	805	-	825
Rent	750	-	1,500	-	6,250
Legal and accounting	4,400	-	4,400	-	12,380
Impairment of Mineral Claims	-	-	-	-	6,000
Imputed Interest Expense	300	-	600	-	2,147

Total Expenses	6,200	-	8,805	-	33,852

Net Loss	$(6,200)	$-	$(8,805)	$-	$(33,852)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted Average Number of Common Shares Outstanding	5,000,000	5,000,000	5,000,000	5,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
Statements of Cash Flows
(An Exploration Stage Company)
For the Six Months Ended January 31, 2013 and 2012
and Inception December 29, 2010 to January 31, 2013
 (Unaudited)

	Six Months Ended January 31, 2013	Six Months Ended January 31, 2012	Inception December 29, 2010 to January 31, 2013

Operating Activities

Net loss	$(8,805)	$-	$(33,852)

Adjustments to reconcile net loss to cash used in operating activities:
Impairment of mineral claims	-	-	6,000
Imputed interest expense	600	-	2,147
Donated consulting services and rent expenses	3,000	-	12,500
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,205	-	4,205

Net Cash Used by Operating Activities	(4,000)	-	(9,000)

Investing Activities

Purchase of mining claims	-	-	(6,000)

Financing Activities

Borrowings on debt-related party	-	-	15,000

Increase (Decrease) in Cash	(4,000)	-	-

Cash - Beginning of Period	4,000	-	-

Cash - End of Period	$-	$-	$-

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, December 29, 2010, to January 31, 2013
 (Unaudited)
				Deficit Accumulated
	Common Stock		Additional Paid-in	During the Exploration
	Shares	Amount	Capital	Stage	Total

Balance at December 22, 2009	-	$-	$-	$-	$-

Issuance of common stock to founders	5,000,000	50	(50)	-	-
Donated consulting services and rent	-	-	3,500	-	3,500
Imputed interest expense	-	-	347	-	347
Net loss	-	-	-	(8,847)	(8,847)
Balances at July 31, 2011	5,000,000	50	3,797	(8,847)	(5,000)
Donated services	-	-	6,000	-	6,000
Imputed interest expense	-	-	1,200	-	1,200
Net loss	-	-	-	(16,200)	(16,200)
Balances at July 31, 2012	5,000,000	$50	$10,997	$(25,047)	$(14,000)
Donated services	-	-	3,000	-	3,000
Imputed interest expense	-	-	600	-	600
Net loss	-	-	-	(8,805)	(8,805)
Balances at January 31, 2013	5,000,000	$50	$14,597	$(33,852)	$(19,205)

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements
 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

The Company was incorporated on December 29, 2010 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for diamond-bearing kimberlite on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

NATURE OF OPERATIONS

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies ORO Capital Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should ORO Capital Corporation be unable to continue as a going concern.  As at January 31, 2013 ORO Capital Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $33,852 (2012: $25,047) since inception.  The continuation of ORO Capital Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of ORO Capital Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the ORO Capital Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is July 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at January 31, 2013 or July 31, 2012.

DEVELOPMENT STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements
 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8% (2011: 8%) per annum.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of January 31, 2013 and 2012, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31, 2013 and July 31, 2012. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income” in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 is not expected to have a material impact on our financial position or results of operations.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements
 (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 –MINING CLAIM

The Company intends to conduct exploration activities on the Shipman Diamond Project, which is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman. Oro Capital Corporation has acquired a 100% interest in the Project.

NOTE 4 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $33,852 (2012: $25,047), which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of January 31, 2013:

	2013	2012
Deferred tax assets	$11,848	$8,766
Valuation allowance for deferred tax assets	(11,848)	(8,766)
Net deferred tax assets	$-	$-

NOTE 5 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements
(Unaudited)

NOTE 5 – FAIR VALUE MEASUREMENTS – Continued

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of January 31, 2013 and 2012:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended January 31, 2013 the Company recognized a total of $3,000 (2012: $0) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company. These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of January 31, 2013, the director has advanced a total of $15,000.

NOTE 7 - COMMON STOCK

As of January 31, 2013, ORO Capital Corporation has issued 5,000,000 common shares to the Company’s founder.

 NOTE 8 – SUBSEQUENT EVENTS

The Company had no subsequent events after January 31, 2013.

FINANCIAL STATEMENTS

ORO Capital Corporation
(An Exploration Stage Company)

July 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Oro Capital Corporation, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Oro Capital Corporation, Inc.(an Exploration Stage Company) as of July 31, 2012 and July 31, 2011, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oro Capital Corporation, Inc. as of July 31, 2012 and July 31, 2011, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, zero revenues, and recurring net losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
November 21, 2012

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Balance Sheets
July 31, 2012 and 2011

	July 31, 2012	July 31, 2011
ASSETS
Current Assets
Cash	$4,000	$4,000
Deposit on Mining Claim	-	6,000
Total Current Assets	4,000	10,000

Mining Claims, net of impairment	-	-
Total Assets	$4,000	$10,000

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Accounts Payable and Accrued Liabilities	$3,000	$-
Due to Director	15,000	15,000
Total Liabilities	18,000	15,000
Stockholder’s Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding for both fiscal years 2011 and 2012)	50	50
Additional paid-in capital	10,997	3,797

Deficit accumulated during the exploration stage	(25,047)	(8,847)

Total Stockholder’s Deficit	(14,000)	(5,000)

Total Liabilities and Stockholder’s Deficit	$4,000	$10,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Statements of Operations
For the Fiscal Years Ended July 31, 2012 and 2011
and Inception (December 29, 2010) to July 31, 2012

	Fiscal Year Ended July 31, 2012	Fiscal Year Ended July 31, 2011	Inception December 29, 2010 to July 31, 2012
Operating Expenses

Consulting services	$3,000	$1,750	$4,750
General and administrative	-	20	20
Rent	3,000	1,750	4,750
Legal and accounting	3,000	4,980	7,980
Impairment of Mineral Claims	6,000	-	6,000
Interest Expense	1,200	347	1,547

Total Expenses	16,200	8,847	25,047

Net Loss	$(16,200)	$(8,847)	$(25,047)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000	5,000,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
Statements of Cash Flows
(An Exploration Stage Company)
For the Fiscal Years Ended July 31, 2012 and 2011
and Inception December 29, 2010 to July 31, 2012

	Fiscal Year Ended July 31, 2012	Fiscal Year Ended July 31, 2011	Inception December 29, 2010 to July 31, 2012
Operating Activities

Net loss	$(16,200)	$(8,847)	$(25,047)

Adjustments to reconcile net loss to cash used in operating activities:
Impairment of mineral claims	6,000	-	6,000
Imputed interest expense	1,200	347	1,547
Donated consulting services and rent expenses	6,000	3,500	9,500
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	3,000	-	3,000

Net Cash Used by Operating Activities	-	(5,000)	(5,000)

Investing Activities

Deposit of mining claims	-	(6,000)	(6,000)

Financing Activities

Borrowings on debt-related party	-	15,000	15,000

Increase (Decrease) in Cash	-	4,000	4,000

Cash - Beginning of Period	4,000	-	-
Cash - End of Period	$4,000	$4,000	$4,000

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, December 29, 2010, to July 31, 2012

	Common Stock		Additional Paid-in	Deficit Accumulated During the Exploration
	Shares	Amount	Capital	Stage	Total

Balance at December 22, 2010	-	$-	$-	$-	$-

Issuance of common stock to founders	5,000,000	50	(50)	-	-
Donated consulting services and rent	-	-	3,500	-	3,500
Imputed interest	-	-	347	-	347
Net loss	-	-	-	(8,847)	(8,847)
Balances at July 31, 2011	5,000,000	50	3,797	(8,847)	(5,000)
Donated consulting services and rent	-	-	6,000	-	6,000
Imputed interest	-	-	1,200	-	1,200
Net loss	-	-	-	(16,200)	(16,200)
Balances at July 31, 2012	5,000,000	$50	$10,997	$(25,047)	$(14,000)

(The Accompanying Notes are an Integral Part of These Financial Statements)

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

The Company was incorporated on December 29, 2010 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for diamond-bearing kimberlite on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

NATURE OF OPERATIONS

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies ORO Capital Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should ORO Capital Corporation be unable to continue as a going concern.  As at July 31, 2012 ORO Capital Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $25,047 (2011: $8,847) since inception.  The continuation of ORO Capital Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of ORO Capital Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the ORO Capital Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is July 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at July 31, 2012 or July 31, 2011.

DEVELOPMENT STAGE ENTITY – The Company complies with FASB guidelines for its description as a development stage company.

IMPAIRMENT POLICY – In 2011, the Company paid $6,000 for the mining project.  At July 31, 2012, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $6,000 should be reflected as of July 31, 2012 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8% (2011: 8%) per annum.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of July 31, 2012 and 2011, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of July 31, 2012 and 2011. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING STANDARDS - In January 2011, the FASB issued Accounting Standards Update 2011-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that July exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2011-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2011, the FASB issued Accounting Standards Update 2011-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2011-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04.  The amendments in this update cover a wide range of Topics in the Accounting Standards Codification.  These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements.  The amendments in this update will be effective for fiscal periods beginning after December 15, 2012.  The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03.  This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114.  The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

On July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite – Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02.  This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Asses for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles, Goodwill and Other – General Intangibles Other than Goodwill.  The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance.  The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated other Comprehensive Income” in Accounting Standards Update No. 2011-05.  This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented.  The adoption of ASU 2011-2 is not expected to have a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statement on the basis of U.S. GAAP and those entities that prepare their financial statement on the basis of IFRS.  The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 –MINING CLAIM

The Company intends to conduct exploration activities on the Shipman Diamond Project, which is located 50 kilometers northeast of Prince Albert, Saskatchewan, Canada and 2 kilometers north of the village of Shipman.  The Shipman diamond project lies at the north end of the prolific Fort a la Corne kimberlite field. It consists of a single claim of 256 hectares. The property is directly north of staked ground (as of September 1, 2011) known to contain diamond-bearing kimberlite bodies. The property lies aligning a NNW-SSE trend of those kimberlite bodies, and these bodies lie along the eastern slope of a magnetic/gravity anomaly which may represent a deep penetrating fault system which would be favorable for movement of a kimberlite body to the paleosurface.
Oro Capital Corporation has acquired a 100% interest in the Project.  The deposit for this mining claim was $6,000 USD and the impairment recognized was $6,000 USD.

It is therefore recommended that the following steps be carried out to test for diamond-bearing kimberlites within the project. Phase 1 would consist of a ground-based magnetometer survey over the claim and is estimated to cost $10,000USD.

Based on results of the Phase 1 work a Phase 2 program would be initiated to provide additional information. This exploration program would consist of a gravity survey to test the best targets determined from the Phase 1 work. The estimated cost of the Phase 2 program is $20,000USD.

Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work.  This would consist of approximately 1000 m of drilling. The estimated cost of the Phase 3 program is $250,000USD. Further work would be dependent on the results of the initial drilling.

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 4 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.  The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $25,047 (2011: $8,847), which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of July 31, 2012:

	2012	2011
Deferred tax assets	$8,516	$3,008
Valuation allowance for deferred tax assets	(8,516)	(3,008)
Net deferred tax assets	$-	$-

NOTE 5 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

NOTE 5 – FAIR VALUE MEASUREMENTS – Continued

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

ORO Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of July 31, 2012 and 2011:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended July 31, 2012 the Company recognized a total of $6,000 (2011: $3,500) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company.  These amounts were agreed on and deemed to be reasonable by respective parties for rent and services provided.  These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of July 31, 2012 and 2011, the director has advanced a total of $15,000.

IMPUTED INTEREST EXPENSE – Prior to the current year, our president had advanced $15,000 in the form on a non-interest bearing loan.  An imputed interest of $1,200 was, therefore, deemed to have been incurred in the current fiscal year ended on July 31, 2012 and an imputed interest of $347 was incurred in the fiscal year ended July 31, 2011, which was calculated using an interest rate of 8% (eight percent) which is the interest rate that was payable on comparable notes and advances that we have recently incurred.  For the period December 29, 2010 (inception) through July 31, 2012, Oro Capital has incurred a total of $1,547 on imputed interest expenses.

NOTE 7 - COMMON STOCK

As of July 31, 2012, ORO Capital Corporation has issued 5,000,000 common shares. . The stock was issued as founders shares on December 29, 2010 in consideration of founder’s service to the company pursuant to an exemption from registration contained in Regulation S of the General Rules and Regulations promulgated under the Securities Act of 1933.  On January 7, 2011 the original founder of Oro Capital Corporation resigned and transferred 5,000,000 common restricted shares to Mr. Aaron, our current president, for a cash consideration of $500USD.

NOTE 8 – SUBSEQUENT EVENTS

The Company had no reportable subsequent events after July 31, 2012 through the date the financial statements were issued.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Issues.

There have not been any disagreements with the auditor on any audit or accounting issues.

Item 24. Indemnification of Directors and Officers.

Our articles of incorporation provide that we will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution.

Registration Fees*	$2
Federal Taxes	—
State Taxes	—
Legal Fees and Expenses	7,000
Transfer Agent and Printing	500
Blue Sky Fees	0
Accounting Fees and Expenses	5,000
Miscellaneous (1)	500
Total	$13,002

* Estimated Figures
(1) Includes costs for Edgar filings and all other costs anticipated.

Item 26. Recent Sales of Securities.

As of the year end July 31, 2012 we had additional paid in capital of $10,997 and $14,597 for the six months ended January 31, 2013.

We believe this was a private placement within the meaning of the rules and regulations under the Securities Act. Mr. Aaron is a non US Person as defined in Regulation S and he was acquiring the shares of our common stock for investment purposes and not with a view to any public resale or other distribution  in violation of the Securities Act of 1933 or the securities laws of any state. In addition, the stock certificate representing these shares contained a legend that they are restricted securities under the Securities Act of  1933. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 27. Exhibits.

The following is a list of Exhibits filed as part of this registration statement:

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Copy of the Subscription Agreement
5.1	Opinion of Charles Barkley, Attorney at Law
10.1	Mineral Claim
10.2	Mineral Claim
23.1	Consent of M&K CPAS, PLLC
23.2	Removed
23.3	Consent of Charles Barkley, Attorney at Law
23.4	Consent of Duncan Bain, Consulting Geologist

Item 28. Undertakings.

(a)   The undersigned registrant hereby undertakes to:

(1)   File, during any period in which it offers and sells securities, a post-effective amendment to this prospectus to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(c)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Cape Town on February 19, 2013.

Oro Capital Corporation, Inc.

By:	/s/ Danny Aaron
By: Danny Aaron
Title: President & CEO, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

By:	/s/ Danny Aaron
By: Danny Aaron
Title: President, CFO and CEO, Director